Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

IDACORP, Inc.
(Exact Name of Registrant as Specified in its Governing Instruments)

Table I: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, without par value	Other	1,585	$94.10	$149,148.50	0.0001476	$22.01
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity(3)	Common Stock, without par value	415(a)(6)	263,394		$24,382,382.58			S-3	333-250055	11/13/2020	$2,660.12
	Equity(3)	Common Stock, without par value	415(a)(6)	35,021		$755,052.76			S-3	333-103917	3/19/2003	$61.09
	Total Offering Amounts					$25,286,583.84		$22.01
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$22.01

(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.
(2)    Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) and based on the average of the high and low prices of the Company's common stock as reported on the New York Stock Exchange on October 31, 2023.
(3)    This registration statement is filed in accordance with Rule 415(a)(6) under the Securities Act and registers 298,415 shares of unsold common stock (the “Unsold Shares”) that were registered on registration statement No. 333-250055 filed by the registrant on November 13, 2020 (the “2020 Registration Statement”). A registration fee of $2,660.12 (based on the filing fee rate in effect at the time of the filing of the 2020 Registration Statement) was previously paid in connection with 263,394 of such Unsold Shares under the 2020 Registration Statement (the “2020 Shares”), and no additional filing fee is due with respect to the 2020 Shares in accordance with Rule 415(a)(6). The 2020 Registration Statement also included 35,021 of Unsold Shares (the “Original Shares”) originally registered on registration statement No. 333-103917 filed by the Registrant on March 19, 2003 (the “2003 Registration Statement”). A registration fee of $61.09 (based on the filing fee rate in effect at the time of the filing of the 2003 Registration Statement) was previously paid in connection with the Original Shares under the 2003 Registration Statement, and no additional filing fee is due with respect to the Original Shares in accordance with Rule 415(a)(6). The Original Shares have subsequently been carried forward from the 2003 Registration Statement pursuant to Rule 415(a)(6) to the registrant’s registration statement on Form S-3 (Registration No. 333-155645) filed on November 25, 2008, the registrant’s registration statement on Form S-3 (Registration No. 333-178124) filed on November 22, 2011, the registrant’s registration statement on Form S-3 (Registration No. 333-200399) filed on November 20, 2014, the registrant’s registration statement on Form S-3 (Registration No. 333-221614) filed on November 16, 2017 and the 2020 Registration Statement. The registration fee of $22.01 being paid herewith has been calculated based on the $149,148.50 proposed maximum aggregate offering price of the 1,585 newly registered shares of common stock. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.